EXHIBIT 10.8


                                 MARY T. CASALE
                                822 CEDAR AVENUE
                              HADDONFIELD, NJ 08033



                                                              February 1, 2000


Mr. Bert. E. Brodsky
26 Harbor Park Drive
Port Washington, NY  11050

                                   Re: OPTIONS

Dear Mr. Brodsky:

In connection with that Stock Option Agreement dated July 1, 1997 between us wherein you granted me options to purchase 255,689 post-split shares of common stock of National Medical Health Card Systems, Inc. registered in your name at an exercise price of $5.87 per share (the "Options"), I hereby surrender such Options effective immediately.

                                                              Very truly yours,


                                                              /s/Mary T. Casale
                                                              Mary T. Casale